STATE OF SOUTH CAROLINA     )
                            ) SPECIAL POWER OF ATTORNEY
COUNTY OF GREENVILLE        )



KNOW ALL MEN BY THESE PRESENTS, that I, Challis Lowe, Principal, do hereby constitute, nominate and appoint each of William P. Crawford, Jr. and William S. Hummers III, individually (who need not act collectively) as my true and lawful Attorney, for me and in my name, place and stead for the purpose of executing and delivering any forms and any other documents required under Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), in connection with my being a reporting person of The South Financial Group, Inc.;

And I, the Principal, do hereby ratify and confirm all acts of each of William
P. Crawford, Jr. and William S. Hummers III as my agent and attorney in executing and delivering the aforementioned forms and any other legal documents required in regard to Section 16, and do declare that such signature on my behalf shall have the same full force and effect as if performed and signed by me in person.

This Special Power of Attorney shall be revoked by (i) my death (ii) my physical disability or mental incompetence, which renders me incapable of managing my estate, or (iii) my revocation in writing, such revocation to be effective at such time as the attorney-in-fact hereunder receives actual knowledge of my death or disability/incompetence or receives my written notice of revocation.

In Witness Whereof, I have executed this Special Power of Attorney as of February 27, 2006.

                                    /s/ Challis M. Lowe
                                    ------------------------------------
                                   (Signature)
Witnesses:

/s/ Cheryl M. Gleaves
----------------------------

/s/ Tammy R. Moseley
----------------------------



STATE OF SOUTH CAROLINA             )
                                    )        ACKNOWLEDGMENT
COUNTY OF GREENVILLE                )


I, a Notary Public for the State of South Carolina, do hereby certify that Challis M. Lowe personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and (where an official seal is required by law) official seal this day of 1st day of March, 2006.



/s/ Julie Filson
-------------------------------------
(Seal)
Signature of Notary Public

My commission expires: 1/23/2010